UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne,	Indiana	46809
(Address of principal executive offices)		(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.10 par value	FELE	NASDAQ Global Select Market
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Franklin Electric Co., Inc. Amended and Restated 2017 Stock Plan

On May 5, 2023, the shareholders of Franklin Electric Co., Inc. (the “Company”) approved the Franklin Electric Co., Inc. Amended and Restated 2017 Stock Plan (the "Plan"). The Board of Directors of the Company (the “Board”) had approved the Plan on March 15, 2023 subject to shareholder approval.

The Plan is the Company’s only active stock-based compensation plan, and it provides for discretionary grants of stock options, stock awards, stock unit awards and stock appreciation rights (“SARs”) to key employees and non-employee directors. The purpose of the Plan is to recognize contributions made to the Company and its subsidiaries by key employees and non-employee directors and to provide them with additional incentive to expand and improve the profits of the Company and achieve the objectives of the Company.
Request for Approval of Share Increase and Extension of Plan Term
The Board of Directors of the Company has approved amendments to the Plan to (i) increase the number of shares of common stock of the Company available under the Plan by 900,000, from 1,400,000 shares to 2,300,000 shares and (ii) extend the term of the Plan by six years, to March 15, 2033. These amendments require the approval by the Company’s shareholders, which the Company is seeking at this shareholders’ meeting.
It is expected that there may not be sufficient shares of the Company’s common stock under the Plan to cover future grants that are scheduled to be made beginning in 2024. Increasing the number of shares available under the Plan will allow the Company to accommodate planned future grants.
Why Shareholders Should Approve the Plan Amendments
Currently, awards under the Plan cannot be granted after March 10, 2027. Obtaining shareholder approval of the extension of the term of the Plan to March 15, 2033 will enable the Company to continue to make grants from the available shares already approved by shareholders without having to obtain further shareholder approval at a later date.
The purpose of the amendments is to ensure that the Company has the continued ability to make stock-based awards under the Plan. The Company believes that its future success depends in large part on its ability to attract, retain and motivate high-quality employees and non-employee directors, and that its ability to provide equity-based and performance-based awards is critical to achieving this success. The Company believes that it would be at a severe competitive disadvantage if it could not use these types of awards to recruit and compensate its employees and non-employee directors.
The Company views its use of stock-based awards as an essential part of the Company’s compensation program and as an important element in achieving the program’s goals. These awards help align pay with performance and allow the Company to better link the financial interests of employees and non-employee directors with shareholders. The Company also believes that equity compensation motivates employees and non-employee directors to create shareholder value because the value they realize from equity compensation is based in large part on the Company’s common stock price performance.
The Plan contains certain restrictions that the Company believes further the objectives of the Plan and reflect sound corporate governance principles:
•Shares that are used to pay the stock option exercise price or required tax withholding on any award cannot be used for future grants under the Plan.
•Dividends on all performance-based stock awards and dividend equivalents on all performance-based stock unit awards are paid only to the extent the awards vest. No dividends are paid on stock options or SARs.
•Stock options and SARs may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, and the term is limited to ten years from the date of grant.
•Repricing of stock options or SARs without shareholder approval is prohibited.
•Under its Incentive Compensation Recoupment Policy, the Company can recoup an executive’s stock compensation in the event the executive engages in conduct that causes a restatement of the Company’s financial statements or material loss or damage to the Company.
•Under the Company’s stock ownership guidelines, executives must retain 50 percent of all shares acquired under the Company’s compensation plans until the executive attains the requisite stock ownership.

•Awards do not automatically vest on a change in control.
The Company has not requested shareholder authorization for the issuance of shares under the Plan since 2017.
Burn Rate, Expected Duration and Dilution
We expect share usage under the Plan to be consistent with share usage under the Plan to date. The Plan’s three-year average “burn rate” was 0.5 percent for 2020-2022. The burn rate is calculated as the total number of shares subject to awards granted to participants in a single fiscal year expressed as a percent of the basic weighted average common shares outstanding for that fiscal year.
The Board recognizes the impact of dilution on shareholders, and through its Management Organization and Compensation Committee (the “Committee”), believes that it has prudently managed awards under the Plan, giving proper consideration to the dilutive impact of stock awards on shareholder equity. The total fully-diluted overhang as of March 1, 2023, assuming that the entire proposed share reserve is granted in stock options or SARs, would be 3.8 percent, and the total fully-diluted overhang, assuming the proposed share reserve is granted in full-value awards only, would be 3.5 percent. The Company’s historical practice has been to grant a combination of stock options and full-value awards, resulting in potential overhang between these two levels. In this context, fully-diluted overhang is calculated as the sum of shares subject to outstanding awards and shares available for future awards (numerator) divided by the sum of the numerator and common shares outstanding, with all data effective as of March 1, 2023. The Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution.
The following table sets forth for the prior three fiscal years (i) the grant of all equity awards and (ii) the vesting of the equity awards. The Company believes that this disclosure helps to evaluate the dilutive impact of its equity compensation program, taking into account the shares that are actually delivered pursuant to the vesting of the stock awards and the shares that are subject to vested stock options.

	Shares Granted (#)			Shares Delivered/Vested (#)(1)
	2020	2021	2022	2020	2021	2022
Performance-based restricted units	36,476	29,020	40,673	44,763	38,796	59,995	*
Time-based restricted stock/units	81,852	75,069	75,225	107,367	93,164	141,611
Stock options	214,381	151,610	110,246	237,903	276,719	204,774
Total	332,709	255,699	226,144	390,033	408,679	406,380
Average weighted shares outstanding	46,232,926	46,420,710	46,341,467	46,232,926	46,420,710	46,341,467
(1)Represents shares delivered in connection with the vesting of stock and stock unit awards and shares subject to stock options that vest.
*Includes shares based on estimated release of performance share units earned in 2022. See the “Compensation Discussion & Analysis” section for further information.
Description of the Plan
The following is a summary of the Plan. It is qualified by reference to the full text of the Plan, which is attached as Exhibit A to the proxy statement filed on March 21, 2023. Shareholders are encouraged to review the Plan carefully.
Administration. The Plan is administered by the Committee, which is comprised of directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards. The Committee may delegate to the Chief Executive Officer of the Company its authority to grant awards to employees who are not subject to Section 16 of the Exchange Act.
Number of Shares of Common Stock. The number of shares of the Company’s common stock that may be issued under the Plan is 1,400,000 (2,300,000 if the share increase is approved). Stock options and SARs reduce the number of available shares by one share for each share subject to the option or SAR, and stock awards and stock unit awards settled in shares reduce the number of available shares by 1.5 shares for every one share delivered. Awards that can only be settled in cash do not reduce the number of shares available for issuance.
Subject to certain adjustments, (i) the maximum number of shares as to which a key employee may receive stock options or SARs in any calendar year is 200,000 (or 400,000 in the calendar year in which the employee’s employment commences); (ii) the maximum number issuable as incentive stock options is 1,400,000; and (iv) the fair market value of awards granted to a non-employee director in any calendar year, together with cash compensation paid to such non-employee director in such calendar year, shall not exceed $600,000.
Shares issuable under the Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the Plan for any reason, the shares subject to the award will again be available for issuance under the Plan, added back in the same multiple as they were awarded. Any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award (including the exercise price of a stock option) or payment of withholding taxes due in connection with an award, or that are purchased by the Company with proceeds received from a stock option exercise, will not again be available for issuance.
The number of shares of common stock issuable under the Plan is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution, special or extraordinary dividends, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Plan.
Eligibility. The Committee has full authority to select the key employees and non-employee directors eligible to receive awards under the Plan. As of March 1, 2023, all non-employee directors and approximately 138 key employees were eligible to participate in the Plan. In 2022, 118 employees, including the five named executive officers, received awards under the Plan.
Performance Goals. The Committee may in its discretion provide that any award shall be subject to performance goals. The performance goals may be based on one or more business criteria, including, but not limited to: net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit or income (including as a percentage of sales); return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); cost control; margins; operating efficiency; market share; customer satisfaction or employee satisfaction; working capital; economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); taxes; depreciation and amortization; total shareholder return; low cost region labor percent of total labor; and top customer concentration percent of sales. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. The performance goals may be particular to one or more lines of business or subsidiaries or may be based on the performance of the Company and its subsidiaries as a whole. The performance goals may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges, restructuring expenses, asset write-downs, administrative costs associated with debt and equity refinancing, litigation or claim judgments or settlements, effect of changes in tax laws and foreign exchange gains and losses), as may be determined by the Committee.
Types of Awards. The Plan provides for discretionary awards of stock options, stock awards, stock units and SARs to participants. Each award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the Plan.
Stock Options. The Committee has the discretion to grant non-qualified stock options or incentive stock options to key employees and non-qualified stock options to non-employee directors. The Committee may set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that the exercise price of each stock option will not be less than the closing sales price of the Company’s common stock on the date on which the option is granted (“fair market value”), each option will expire ten years from the date of grant and no dividend equivalents may be paid with respect to stock options.
In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10 percent of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option will be 110 percent of the closing price of the common stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option can be granted after ten years from the date the Plan was adopted.
Stock Awards. The Committee has the discretion to grant stock awards to participants. Stock awards will consist of shares of common stock granted without any consideration from the participant or shares sold to the participant for appropriate consideration as determined by the Board. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a shareholder with respect to the shares awarded to him or her and will have the rights of a shareholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any performance-based stock award will be held by the Company and will be paid to the holder of the stock award only to the extent the restrictions on such stock award lapse, and the Committee in its discretion can accumulate and hold such amounts payable on any other stock awards until the restrictions on the stock award lapse.
Stock Units. The Committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. Unless otherwise specified in the award agreement, a participant will not be a shareholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. The award agreement may provide that until the restrictions on the stock units lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that dividend equivalents otherwise payable on any performance-based stock units will be held by the Company and paid only to the extent the restrictions lapse, and the Committee in its discretion can accumulate and hold such amounts payable on any other stock units until the restrictions on the stock units lapse.
SARs. The Committee may grant SARs to any participant. Each SAR entitles the participant to receive the difference between the fair market value of the common stock on the date of exercise of the SAR and the exercise price thereof, multiplied by the number of shares with respect to which the SAR is being exercised. Upon exercise, the SAR will be paid in cash or in shares of common stock (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The Committee has the discretion to set the terms and conditions applicable to SARs, provided that the exercise price of each SAR will not be less than the fair market value of the shares on the date the SAR is granted, and each SAR will expire not later than ten years from the date of grant. Dividends or dividend equivalents are not paid on SARs.
Payment for Stock Options and Withholding Taxes. The Committee may make one or more of the following methods available for payment of any award, including the exercise price of a stock option, and for payment of the minimum required tax obligation associated with an award: (i) cash; (ii) cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or withholding tax; (iii) by directing the Company to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld; and (iv) by delivery of previously acquired shares of common stock that are acceptable to the Committee and that have an aggregate fair market value on the date of exercise equal to the exercise price or withholding tax, or certification of ownership by attestation of such previously acquired shares.
Recoupment. Under its Incentive Compensation Recoupment Policy, the Company can recoup an executive’s stock compensation in the event the executive engages in conduct that causes a restatement of the Company’s financial statements or material loss or damage to the Company.
Transferability. No awards granted under the Plan may be transferred, except by will, the laws of descent and distribution, or as permitted by the Committee with respect to a non-qualified stock option transferred without value by the participant during his lifetime.
Provisions Relating to a Change in Control of the Company. The Plan gives the Committee the discretion to determine how Plan awards are treated upon a Change in Control of the Company (as defined in the Plan). The current award agreements provide that vesting of unvested outstanding awards will accelerate in full if upon a Change in Control, (i) the outstanding awards are not assumed, continued or replaced, or (ii) the outstanding awards are assumed, continued or replaced and within one year following the Change in Control the participant’s employment is terminated by the Company without good cause or, the participant resigns for good reason.
Amendment of Award Agreements; Amendment and Termination of the Plan; Term of the Plan. The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of the Company’s common stock are listed.
Notwithstanding the foregoing, neither the Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option. Repricing is broadly defined to include reducing the exercise price of a stock option or cancelling a stock option in exchange for cash, other stock options with a lower exercise price or other stock awards. (This prohibition on repricing without shareholder approval does not apply in case of an equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events.)
Term of Plan. No awards may be granted under the Plan on or after March 10, 2027 (March 15, 2033 if the extension of the Plan term is approved).
Summary of Federal Income Tax Consequences
The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.
Non-Qualified Stock Options. A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.
Incentive Stock Options. A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.
In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.
Stock Awards and Stock Unit Awards. If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. A participant generally will recognize ordinary income when he receives shares or cash pursuant to the settlement of stock units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received, less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.
SARs. A participant will not recognize any income at the time of the grant of an SAR. Upon exercise of the SAR, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.
Awards Granted under the Plan.
It is not possible at this time to determine all of the specific awards that will be made under the Plan. On March 1, 2023, the last reported sales price for the common stock was $94.88 per share.
As of March 1, 2023, a total of 249,925 stock options with exercise prices ranging from $73.14 to $95.90, and 470,408 stock units have been granted under the Plan since it was first approved by shareholders on May 5, 2017. A summary of certain individuals who received these awards is as follows:
•Gregg C. Sengstack: 139,164 stock options and 160,264 stock units
Chairperson of the Board and Chief Executive Officer
•Jeffery L. Taylor: 16,236 stock options and 21,628 stock units
Vice President and Chief Financial Officer
•Donald P. Kenney: 17,362 stock options and 33,718 stock units
Vice President and President, Global Water
•DeLancey W. Davis: 9,736 stock options and 19,094 stock units
Vice President and President, Headwater Companies
•Jay J. Walsh: 7,977 stock options and 13,188 stock units
Vice President and President, Franklin Fueling Systems
•All current executive officers as a group: 205,962 stock options and 278,554 stock units
•All current non-employee directors as a group: 0 stock options and 13,423 stock units
•Each other nominee for election as a director: 0 stock options and 0 stock units
•Each associate of any such directors, executive officers or nominees: 0 stock options and 0 stock units
•Each other person who received or is to receive 5 percent of such awards: 0 stock options and 0 stock units
•All non-executive officer employees as a group: 43,963 stock options and 178,431 stock units

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
10.1	Franklin Electric Co., Inc. Amended and Restated 2017 Stock Plan (incorporated by reference to Exhibit A to the Company's 2023 Proxy Statement for the Annual Meeting held on May 5, 2023)
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: May 9, 2023	By	/s/ Jeffery L. Taylor
Jeffery L. Taylor
Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)